Exhibit 99.1

Wellgistics Targets $70B Market Breakthrough Addressing Ozempic / GLP-1 Muscle Loss with Forzet™

●	GLP-1 agonist market expected to grow from $70B in 2025 to $201B in 2030[1]

●	Proprietary Forzet formulation provides pharmacists, physicians and patients with unique solution for GLP-1 drugs’ primary side effect

●	Forzet targeting preservation of muscle while on GLP-1 agonist therapy to facilitate continued patient adherence and muscle redevelopment following therapy discontinuation to help mitigate weight regain

TAMPA, FL, MARCH 9, 2026 –Wellgistics Health, Inc. (NASDAQ: WGRX) (“Wellgistics”), a health information technology leader, integrating proprietary pharmacy dispensing optimization artificial intelligence (AI) platform EinsteinRx™ into its patented blockchain-enabled smart contracts platform PharmacyChain™, today announced the launch of medical food Forzet™ for the dietary management of muscle loss associated with weight loss therapies. Forzet is being launched initially to physicians and pharmacists who prescribe and dispense GLP-1 agonist drugs. Forzet’s proprietary formulation has been evaluated in multiple controlled clinical studies, including in patients with Type 2 diabetes, heart failure and COPD in Europe. Forzet will initially be be made available through the Company’s affiliated pharmacy and select members of the Wellgistics Pharmacy Network. Forzet is classified as a medical food intended for the dietary management of muscle loss associated with weight loss therapies under physician supervision. Forzet is not an FDA-approved drug, is available over the counter and does not require a prescription.

“Forzet is indicated for the dietary management of muscle loss associated with weight loss therapies,” said Prashant Patel, RPh, President & Interim-CEO of Wellgistics Health. “GLP-1 agonist drugs such as Ozempic®, Wegovy®, Mounjaro® and others are members of the fastest growing class of drugs worldwide because of myriad benefits that result from losing weight. While the benefits of the weight loss associated with GLP-1 agonist therapy can no longer be denied, it remains the case that a significant amount of that weight loss comes from loss of muscle. As such, the Company believes there may be a significant market opportunity for a medical food product that distinguishes itself from dietary supplements by virtue of its extensive clinical data package in sarcopenia associated with other muscle loss-related medical conditions and -stringent cGMP manufacturing requirements.”

1 https://www.grandviewresearch.com/industry-analysis/glp-1-receptor-agonist-market

Mr. Patel continued, “We intend to leverage Forzet’s unique value proposition by recommending it as an adjunct solution for patients prescribed GLP-1 agonist drugs via pop-ups through our EinsteinRx hub technology at the point-of-sale in Wellgistics Pharmacy Network pharmacies. Additionally, as we build out our own telehealth customer base where we can more fully service patients through our own Wellgistics Pharmacy both in-store and online, we intend to make GLP-1 drug and related solutions such as Forzet a central feature of our direct-to-consumer (DTC) offering in order to drive loyalty by way of unique product offering as we begin to expand our DTC efforts.”

“My practice primarily addresses patients seeking weight loss therapies,” said Dr. Vivek Bansal, MD MPH, Triple Board-Certified Endocrinologist and Founder of The EnLyv Clinics in Bridgewater, NJ. “We have been working through myriad products seeking to address muscle loss while on current weight loss therapies, and believe Forzet represents a unique solution that has worked well in other sarcopenia-related medical conditions. We are excited to make this available to our patients.”

Dr. Bansal is an independent physician and has not been compensated by Wellgistics for this statement.

The GLP-1 agonist market is expected to grow from $70 billion in 2025 to $201 billion in 20301 according to Grandview Research. The market growth is driven by drugs with increasing potency to induce weight loss, more convenient oral formulations that help drive adoption as well as increasing interest from non-obese patients looking for weight loss alternatives to diet & exercise. Limiting factors for the expansion of the GLP-1 market include side effects such as muscle loss and gastrointestinal challenges.

Ozempic®, Wegovy®, and Mounjaro® are registered trademarks of their respective owners. Wellgistics Health, Inc. is not affiliated with or endorsed by the manufacturers of these products.

About FORZET™2

Product Description: Medical Food for the dietary management of muscle loss associated with weight loss therapies.

Classification: “Food for Special Medical Purposes” in accordance with section 5 (b) of the Orphan Drug Act (21 U.S.C. 360ee (b) (3). Nutritional requirement caused by a specific medical condition. For use under medical supervision.

2 https://tollohealth.com/forzet/

About Wellgistics Health, Inc.

Wellgistics Health (NASDAQ: WGRX) is a health information technology leader, integrating proprietary pharmacy dispensing optimization artificial intelligence platform EinsteinRx™ into its patented blockchain-enabled smart contracts platform PharmacyChain™ to optimize the prescription drug dispensing journey. Its integrated platform connects 6,500+ pharmacies (the “Wellgistics Pharmacy Network”) and 200+ manufacturers, offering wholesale distribution, digital prescription routing, direct-to-patient delivery, and AI-powered hub services such as eligibility, adherence, onboarding, prior authorization, and cash-pay fulfillment as needed to optimize patient access. Wellgistics provides end-to-end solutions designed to restore access, transparency, and trust in the U.S. prescription drug market for independent pharmacies.

For more information, visit www.wellgisticshealth.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may include, without limitation, statements regarding the anticipated launch, availability, distribution, commercialization and potential adoption of Forzet™, the expected benefits of the product, the Company’s plans to integrate Forzet into its pharmacy network and telehealth offerings, the development and expansion of the Company’s direct-to-consumer initiatives, and the potential growth of the GLP-1 agonist market. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “potential,” “continue,” or the negative of these terms or other comparable terminology.

Forward-looking statements are based on current expectations, estimates and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, risks related to the commercialization and market acceptance of the Company’s products and services, the Company’s ability to successfully expand its pharmacy network and telehealth initiatives, regulatory and compliance considerations relating to medical foods and healthcare products, competition in the healthcare and pharmaceutical distribution markets, changes in market conditions, and other risks and uncertainties described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The Company makes no representation that Forzet™ is intended to diagnose, treat, cure, or prevent any disease.

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